Exhibit 99.1

News Release
ITC Remands Investigation to Administrative Law Judge in Amkor Patent Case against Carsem
CHANDLER, Ariz., February 19, 2010 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced that the International Trade Commission has reversed a finding by the Administrative Law Judge (“ALJ”) on the issue of whether a certain invention constitutes prior art to Amkor’s asserted patents in its patent infringement case against Carsem. The Commission remanded the investigation to the ALJ to make further findings in light of the Commission’s ruling by March 22, 2010, and extended the target date for completion of the investigation to July 20, 2010.
“Although disappointed with the delay, we are confident that Amkor’s technology and patent rights for MicroLeadFrame® packaging solutions ultimately will be validated,” said Ken Joyce, Amkor’s President and Chief Executive Officer.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the validation of Amkor’s technology and patent rights for MicroLeadFrame® packaging solutions. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the our Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc.
Gil C. Tily
EVP, Chief Administrative Officer & General Counsel
480-821-5000 (ext. 5162)